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                                  EXHIBIT 23(a)
                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Long-Term Incentive Plan of Worthington Industries, Inc. of our report dated June 18, 1997, with respect to the consolidated financial statements of Worthington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1997 and our report dated August 26, 1997 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     /s/Ernst & Young LLP

                                                     Ernst & Young LLP

Columbus, Ohio
December 18, 1997

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